CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2025, relating to the financial statements and financial highlights of North Square Spectrum Alpha Fund, North Square Dynamic Small Cap Fund, North Square Multi Strategy Fund, North Square Preferred and Income Securities Fund, North Square Tactical Growth Fund, North Square Tactical Defensive Fund, and North Square Core Plus Bond Fund (formerly, North Square Trilogy Alternative Return Fund), North Square Altrinsic International Equity Fund, North Square McKee Bond Fund, North Square Strategic Income Fund, and North Square Select Small Cap Fund (formerly, North Square Advisory Research Small Cap Value Fund), North Square Small Cap Value Fund, and North Square Kennedy MicroCap Fund, each a series of Exchange Place Advisors Trust, which are included in Form N-CSR for the year or period ended May 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 24, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2025, relating to the financial statements and financial highlights of North Square RCIM Tax-Advantaged Preferred and Income Securities ETF, a series of Exchange Place Advisors Trust, which are included in Form N-CSR for the period ended May 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 24, 2025